Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2019 Financial Results and

Updates Full Year 2019 Financial Guidance

•	Reports first quarter revenue of $60.6 million, representing 35% year-over-year growth and 37% organic growth

•	Raises revenue guidance to $235-$241 million for full year 2019, representing 22%-25% organic growth

•	Enters agreement to acquire analytics leader C Technologies

•	Closes follow-on offering for net proceeds of $190 million

WALTHAM, MA – May 9, 2019 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter of 2019. Provided in this press release are financial highlights for the three-month period ended March 31, 2019, recent business highlights, updated financial guidance for the fiscal year 2019, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “I’m extremely pleased with our accomplishments and performance during the first quarter. We executed on our business and strategic goals, reporting record quarterly revenue with organic growth of 37% backed by continuing strong order demand. In April, we announced our agreement to acquire C Technologies, whose products expand our direct portfolio and move Repligen into process analytics with market-leading systems to measure protein concentration. Also in April we priced and have now closed on an equity offering that raised net proceeds of $190 million. We remain very confident about the overall performance for the company in 2019 and our recent announcements place us in a strong position to execute on our next phase of growth as we continue to deliver on our strategy to build a successful company through technology and market leadership in bioprocessing.”

First Quarter 2019 Highlights

•	Revenue increased by 35% year-over-year, and 37% organically, to a record $60.6 million

•	GAAP income from operations increased 510 bps to 18.4% of revenue

•	Adjusted (non-GAAP) income from operations increased 500 bps to 25.7% of revenue

•	GAAP fully-diluted EPS increased to $0.17 compared to $0.08 for the first quarter of 2018

•	Adjusted (non-GAAP) fully-diluted EPS increased to $0.28 compared to $0.17 for the first quarter of 2018

Financial Details for the First Quarter 2019

REVENUE

•	Total revenue for the first quarter of 2019 increased to $60.6 million compared to $44.8 million for the first quarter of 2018, a year-over-year gain of 35% as reported and at 37% constant currency.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the first quarter of 2019 was $33.8 million, a year-over-year increase of $8.6 million or 34%, and representing 55.7% gross margin. Adjusted gross profit (non-GAAP) for the first quarter of 2019 was $33.9 million, a year-over-year increase of $8.6 million, or 34%, and representing 56.0% gross margin.

OPERATING INCOME

•

Operating income (GAAP) for the first quarter of 2019 was $11.2 million, an increase of 87% from $6.0 million for the first quarter of 2018. Adjusted operating income (non-GAAP) for the first quarter of 2019 was $15.6 million, an increase of 68% from $9.3 million for the first quarter of 2018.

NET INCOME

•	Net income (GAAP) for the first quarter of 2019 was $8.1 million, a 134% increase from $3.4 million for the first quarter of 2018.

•	Adjusted net income (non-GAAP) for the first quarter of 2019 was $13.1 million, a 73% increase from $7.5 million for the first quarter of 2018.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2019 increased to $0.17 on a fully diluted basis, compared to $0.08 for the first quarter of 2018.

•	Adjusted EPS (non-GAAP) for the first quarter of 2019 increased to $0.28 per fully diluted share, compared to $0.17 for the 2018 period.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2019 was $15.7 million, an increase of 58% compared to $10.0 million for the first quarter of 2018.

•	Adjusted EBITDA for the first quarter of 2019 was $17.5 million, an increase of 65% compared to $10.7 million for the first quarter of 2018.

CASH

•	Our cash, cash equivalents and marketable securities at March 31, 2019 were $196.1 million, an increase of $2.3 million from $193.8 million at December 31, 2018.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2019

Our financial guidance for the fiscal year 2019 is based on expectations for our existing business and does not include the financial impact of our pending acquisition of C Technologies, potential additional acquisitions, and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2019 GUIDANCE:

•

Total revenue is projected to be in the range of $235-$241 million, an increase from our previous guidance of $218-$225 million. Our current guidance reflects overall revenue growth of 21%-24%, and organic revenue growth of 22%-25%.

•	Gross margin is expected to be 56%-57% on both a GAAP and non-GAAP basis, consistent with our previous guidance.

•

Income from operations is expected to be in the range of $39-$42 million on a GAAP basis, an increase from our previous guidance of $36-$39 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $52-$55 million, an increase from our previous guidance of $48-$51 million.

•

Net income is expected to be in the range of $24.5-$27.5 million on a GAAP basis, an increase from our previous guidance of $23-$25 million. Adjusted (non-GAAP) net income is expected to be in the range of $41-$44 million, an increase from our previous guidance of $38-$40 million.

•

Fully diluted GAAP EPS is expected to be in the range of $0.50-$0.56, an increase from our previous guidance of $0.48-$0.53. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $0.84-$0.90, an increase from our previous guidance of $0.81-$0.86. Both GAAP and adjusted EPS guidance includes the impact of our recent equity financing, which resulted in a weighted average addition of 2.1 million shares outstanding.

Our non-GAAP guidance for the fiscal year 2019 excludes the following items:

•	$10.5 million estimated intangible amortization expense; $0.6 million in cost of product revenue and $9.9 million in G&A.

•

$2.7 million estimated acquisition and integration expenses associated with our acquisition of Spectrum Inc. ($1.3 million), and first quarter of 2019 costs related to our proposed acquisition of C Technologies ($1.4 million).

•	$4.5 million of non-cash interest expense (Other income (expense)) related to our debt financing.

Our non-GAAP guidance for the fiscal year 2019 includes:

•	An income tax increase of $1.1 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

C Technologies Contribution

Pending the completion of our proposed acquisition of C Technologies, we expect C Technologies to contribute $16-$17 million in revenue, and be accretive to adjusted earnings per share over the seven months of anticipated Repligen ownership in 2019.

Conference Call

Repligen will host a conference call and webcast today, May 9, 2019, at 8:30 a.m. EST, to discuss first quarter 2019 financial results and corporate developments. The conference call will be accessible by dialing toll-free (866) 777-2509 for domestic callers or (412) 317-5413 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10131193.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs related to the Company’s acquisition of TangenX Technology Corporation, Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), and the Company’s planned acquisition of C Technologies Inc.; intangible amortization costs; non-cash interest expense; the impact on tax of intangible amortization; tax benefits associated with variable integration expenses; and, in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes filtration products (including XCell™ ATF, TangenX™ SIUS™ TFF and Spectrum KrosFlo™ TFF filters and systems), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and protein products (Protein A affinity ligands including NGL Impact®-A, cell culture growth factors). Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used in perfusion processes to continuously concentrate cells and increase product yield from a bioreactor. Single-use SIUS™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Our innovative line of OPUS® chromatography columns, used in bench-scale through commercial-scale biologics purification, are delivered pre-packed to our customers with their choice of affinity resin. Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins used in biologics purification, and cell culture media used to accelerate cell growth in a bioreactor. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Marlborough, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected closing of our acquisition of C Technologies and the expected performance of the C Technologies business post-closing, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to close the acquisition of C Technologies on the expected timeframe, integrate the C Technologies business successfully into our business and achieve the expected benefits of the acquisition; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product revenue	$60,612	$44,799
Royalty and other revenue	22	31

Total revenue	60,634	44,830
Costs and expenses:
Cost of product revenue	26,845	19,668
Research and development	3,620	3,288
Selling, general and administrative	18,998	15,898

	49,463	38,854

Income from operations	11,171	5,976
Investment income	713	181
Interest expense	(1,726)	(1,652)
Other income, net	358	71

Income before income taxes	10,516	4,576
Income tax provision	2,463	1,128

Net income	$8,053	$3,448

Earnings per share:
Basic	$0.18	$0.08

Diluted	$0.17	$0.08

Weighted average shares outstanding:
Basic	43,967,824	43,621,270

Diluted	46,279,017	44,326,732

Balance Sheet Data:	March 31, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$196,135	$193,822
Working capital	153,799	145,897
Total assets	797,921	774,621
Long-term obligations	42,618	29,211
Accumulated deficit	(7,515)	(15,568)
Stockholders’ equity	625,025	615,568

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP INCOME FROM OPERATIONS	$11,171	$5,976

ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	1,799	655
Intangible amortization	2,611	2,664

ADJUSTED INCOME FROM OPERATIONS	$15,581	$9,295

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP NET INCOME	$8,053	$3,448

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	1,799	655
Intangible amortization	2,611	2,664
Non-cash interest expense	1,107	1,036
Tax effect of intangible amortization and acquisition costs	(517)	(271)

ADJUSTED NET INCOME	$13,053	$7,532

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP NET INCOME PER SHARE - DILUTED	$0.17	$0.08

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.04	0.01
Intangible amortization	0.06	0.06
Non-cash interest expense	0.02	0.02
Tax effect of intangible amortization and acquisition costs	(0.01)	(0.01)

ADJUSTED NET INCOME PER SHARE - DILUTED	0.28	$0.17

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP NET INCOME	$8,053	$3,448

ADJUSTMENTS:
Investment Income	(713)	(181)
Interest Expense	1,726	1,652
Tax Provision	2,463	1,128
Depreciation	1,575	1,284
Amortization(1)	2,638	2,664

EBITDA	15,742	9,995
OTHER ADJUSTMENTS:
Acquisition and integration costs	1,799	655

ADJUSTED EBITDA	$17,541	$10,650

(1)	Fiscal 2019 includes amortization of milestone payments in accordance with GAAP of $27.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP COST OF SALES	$26,845	$19,668

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(18)	(46)
Intangible amortization	(134)	(151)

ADJUSTED COST OF SALES	$26,693	$19,471

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP SG&A EXPENSE	$18,998	$15,898

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,753)	(591)
Intangible amortization	(2,474)	(2,512)

ADJUSTED SG&A EXPENSE	$14,771	$12,795

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2019
	Low End	High End
GUIDANCE ON NET INCOME	$24,500	$27,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,665	2,665
Anticipated pre-tax amortization of acquisition-related intangible assets	10,355	10,355
Non-cash interest expense	4,538	4,538
Tax effect of intangible amortization and integration	(1,085)	(1,085)
Guidance rounding adjustment	27	27

GUIDANCE ON ADJUSTED NET INCOME	$41,000	$44,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$0.50	$0.56
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	$0.05	$0.05
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.21	$0.21
Non-cash interest expense	$0.09	$0.09
Tax effect of intangible amortization and integration	($0.02)	($0.02)
Guidance rounding adjustment	$0.00	$0.00

GUIDANCE ON ADJUSTED NET INCOME	$0.84	$0.90

Totals may not add due to rounding.

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